Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS
SECOND QUARTER 2019 EARNINGS OF $1.05 PER SHARE

WATERBURY, Conn., July 18, 2019 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $96.2 million, or $1.05 per diluted share, for the quarter ended June 30, 2019, compared to $79.5 million, or $0.86 per diluted share, for the quarter ended June 30, 2018. Earnings per diluted share would have been $0.92 for the quarter ended June 30, 2018, adjusting for one-time expenses of $8.6 million.

“Webster’s solid performance continued in the second quarter as we’ve now posted four consecutive quarters with return on common equity above 13 percent,” said John R. Ciulla, president and chief executive officer. “Tangible book value per share is 15 percent higher than a year ago even as we increased the quarterly common dividend by 21 percent in April.”

Highlights for the second quarter of 2019 compared to prior year:

•	Revenue of $317.6 million, an increase of 8.3 percent.

•	Loan growth of $1.2 billion, or 6.9 percent, led by commercial and commercial real estate loans, which increased 10.5 percent.

•	Deposit growth of $1.3 billion, or 5.9 percent, with growth of $694 million, or 12.6 percent, in HSA deposits.

•	Net interest margin of 3.63 percent, up 6 basis points.

•
Pre-tax, pre-provision net revenue growth of $24.1 million, or 21.3 percent, led by HSA Bank’s growth of 23.9 percent. Adjusting for $8.6 million of one-time expenses in the prior year, growth was 12.7 percent.

•	Efficiency ratio of 56.1 percent (non-GAAP) compared to 57.8 percent.

•
Annualized return on average common shareholders’ equity of 13.47 percent compared to 12.22 percent; annualized return on average tangible common shareholders’ equity (non-GAAP) of 16.88 percent compared to 15.76 percent.

“Total revenue growth of 8 percent compared to prior year resulted in record pre-tax, pre-provision net revenue and our ninth consecutive quarter of positive operating leverage,” said Glenn MacInnes, executive vice president and chief financial officer. “Credit quality remains strong, with noteworthy reductions this quarter in nonperforming, commercial classified and past due loans.”

Line of Business performance compared to the second quarter of 2018

Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of June 30, 2019, Commercial Banking had $11.0 billion in loans and leases and $3.9 billion in deposit balances.

Commercial Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$92,171	$88,459	4.2%
Non-interest income	14,645	15,041	(2.6)
Operating revenue	106,816	103,500	3.2
Non-interest expense	46,196	42,979	(7.5)
Pre-tax, pre-provision net revenue	$60,620	$60,521	0.2

			Percent
	At June 30,		Increase/
(In millions)	2019	2018	(Decrease)
Loans and leases	$11,005	$9,936	10.8%
Deposits	3,870	3,681	5.1

Pre-tax, pre-provision net revenue increased $0.1 million to $60.6 million in the quarter as compared to prior year. Net interest income increased $3.7 million to $92.2 million, primarily due to loan and deposit growth and higher deposit margins. Non-interest income decreased $0.4 million to $14.6 million, primarily due to lower syndication fees in the quarter. Non-interest expense increased $3.2 million to $46.2 million, primarily due to investments in people and technology.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of June 30, 2019, HSA Bank had $8.0 billion in total footings comprising $6.2 billion in deposit balances and $1.8 billion in assets under administration through linked investment accounts.

HSA Bank Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$42,626	$35,265	20.9%
Non-interest income	24,979	22,882	9.2
Operating revenue	67,605	58,147	16.3
Non-interest expense	34,253	31,220	(9.7)
Pre-tax, net revenue	$33,352	$26,927	23.9

			Percent
	At June 30,		Increase/
(Dollars in millions)	2019	2018	(Decrease)
Number of accounts (thousands)	2,964	2,674	10.8%

Deposits	$6,212	$5,518	12.6
Linked investment accounts *	1,817	1,476	23.1
Total footings	$8,029	$6,994	14.8
* Linked investment accounts are held off balance sheet

Pre-tax net revenue increased $6.4 million to $33.4 million in the quarter as compared to prior year. Net interest income increased $7.4 million to $42.6 million, due to 13 percent growth in deposits and 7 percent improvement in deposit spreads. Non-interest income increased $2.1 million to $25.0 million, primarily due to 11 percent growth in accounts over the past year. Non-interest expense increased $3.0 million to $34.3 million, primarily due to account growth and expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 157 banking centers and 308 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of June 30, 2019, Community Banking had $8.3 billion in loans and $12.5 billion in deposit balances.

Community Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$102,699	$101,902	0.8%
Non-interest income	27,675	26,378	4.9
Operating revenue	130,374	128,280	1.6
Non-interest expense	96,166	95,197	(1.0)
Pre-tax, pre-provision net revenue	$34,208	$33,083	3.4

			Percent
	At June 30,		Increase/
(In millions)	2019	2018	(Decrease)
Loans	$8,265	$8,090	2.2%
Deposits	12,480	11,796	5.8

Pre-tax, pre-provision net revenue increased $1.1 million to $34.2 million in the quarter as compared to prior year. Net interest income increased $0.8 million to $102.7 million, primarily due to growth in both deposit and loan balances, which more than offset decreased interest rate spreads on those balances. Non-interest income was up $1.3 million due to increased deposit and loan related fee income. Non-interest expense increased $1.0 million to $96.2 million driven by increased employee related expenses, investments in technology and compliance.

Consolidated financial performance:
Quarterly net interest income compared to the second quarter of 2018:

•	Net interest income was $241.8 million compared to $225.0 million.

•
Net interest margin was 3.63 percent compared to 3.57 percent. The yield on interest-earning assets increased by 26 basis points, and the cost of interest-bearing liabilities increased by 21 basis points.

•	Average interest-earning assets totaled $26.7 billion and grew by $1.4 billion, or 5.7 percent.

•	Average loans totaled $19.0 billion and grew by $1.1 billion, or 6.4 percent.

•	Average deposits totaled $22.7 billion and grew by $1.3 billion, or 6.3 percent.

Quarterly provision for loan losses:

•	The provision for loan losses was $11.9 million, compared to $8.6 million in the prior quarter and $10.5 million a year ago.

•
Net charge-offs were $11.6 million, compared to $9.6 million in the prior quarter and $8.5 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.24 percent, compared to 0.21 percent in the prior quarter and 0.19 percent a year ago.

•
The allowance for loan losses represented 1.10 percent of total loans at June 30, 2019, compared to 1.12 percent at March 31, 2019 and 1.15 percent at June 30, 2018. The allowance for loan losses represented 143 percent of nonperforming loans compared to 133 percent at March 31, 2019 and 148 percent at June 30, 2018.

Quarterly non-interest income compared to the second quarter of 2018:

•
Total non-interest income was $75.9 million, compared to $68.4 million, an increase of $7.5 million. This reflects an increase of $3.5 million in miscellaneous fee income, $2.6 million in client hedging income, and $2.1 million in HSA fee income driven by account fees and interchange due to account growth.

Quarterly non-interest expense compared to the second quarter of 2018:

•
Total non-interest expense was $180.6 million, compared to $180.4 million, an increase of $0.2 million. Prior period includes a $7.2 million charge in deposit insurance and a $1.4 million charge related to banking center optimization costs. The adjusted increase of $8.8 million reflects increases of $5.5 million in compensation and benefits due to annual merit increases and higher medical costs, $1.2 million in technology/equipment, $1.3 million in professional and outside services, and $4.0 million in other expenses primarily due to legal expenses, sales costs, and pension.

Quarterly income taxes compared to the second quarter of 2018:

•	Income tax expense was $26.5 million compared to $20.7 million and the effective tax rate was 21.1 percent compared to 20.3 percent.

•
The higher effective tax rate in the quarter reflects a lower level of discrete tax benefits recognized during the period compared to a year ago coupled with a higher level of pre-tax income in the quarter compared to the year-ago period.

Investment securities:

•
Total investment securities were $7.6 billion, compared to $7.5 billion at March 31, 2019 and $7.1 billion at June 30, 2018. The carrying value of the available-for-sale portfolio included $12.0 million of net unrealized losses, compared to $58.6 million at March 31, 2019 and $86.5 million at June 30, 2018. The carrying value of the held-to-maturity portfolio does not reflect $37.8 million of net unrealized gains, compared to $46.8 million at March 31, 2019 and $130.2 million at June 30, 2018.

Loans:

•
Total loans were $19.3 billion, compared to $18.8 billion at March 31, 2019 and $18.0 billion at June 30, 2018. Compared to March 31, 2019, commercial real estate loans increased by $232.6 million, commercial loans increased by $174.6 million, and residential mortgages increased by $86.9 million while consumer loans decreased by $38.4 million.

•
Compared to a year ago, commercial real estate loans increased by $644.2 million, commercial loans increased by $521.0 million, and residential mortgages increased by $263.1 million while consumer loans decreased by $184.4 million.

•
Loan originations for portfolio were $1.382 billion, compared to $1.132 billion in the prior quarter and $1.509 billion a year ago. In addition, $41 million of residential loans were originated for sale in the quarter, compared to $33 million in the prior quarter and $44 million a year ago.

Asset quality:

•
Total nonperforming loans were $148.1 million, or 0.77 percent of total loans, compared to $158.9 million, or 0.84 percent, at March 31, 2019 and $140.1 million, or 0.78 percent, at June 30, 2018. Total paying nonperforming loans were $52.9 million, compared to $38.6 million at March 31, 2019 and $34.1 million at June 30, 2018.

•	Past due loans were $32.3 million, compared to $50.5 million at March 31, 2019 and $33.5 million at June 30, 2018.
Deposits and borrowings:

•
Total deposits were $22.6 billion, compared to $22.8 billion at March 31, 2019 and $21.3 billion at June 30, 2018. Core deposits to total deposits were 85.3 percent, compared to 85.3 percent at March 31, 2019 and 86.7 percent at June 30, 2018. The loan to deposit ratio was 85.3 percent, compared to 82.7 percent at March 31, 2019 and 84.5 percent at June 30, 2018.

•	Total borrowings were $2.9 billion, compared to $2.2 billion at March 31, 2019 and $2.7 billion at June 30, 2018.
Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 13.47 percent and 16.88 percent, respectively, compared to 12.22 percent and 15.76 percent, respectively, in the second quarter of 2018.

•
The tangible equity and tangible common equity ratios were 8.82 percent and 8.31 percent, respectively, compared to 8.29 percent and 7.75 percent, respectively, at June 30, 2018. The common equity tier 1 risk-based capital ratio was 11.46 percent, compared to 10.99 percent at June 30, 2018.

•	Book value and tangible book value per common share were $31.74 and $25.63, respectively, compared to $28.40 and $22.25, respectively, at June 30, 2018.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $28.9 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 157 banking centers and 308 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2019 second quarter earnings announcement will be held today, Thursday, July 18, 2019 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the impact of recent changes with respect to the recognition of credit losses; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

---30---

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Income and performance ratios:
Net income	$98,649	$99,736	$98,838	$99,673	$81,682
Earnings applicable to common shareholders	96,193	97,549	96,666	97,460	79,489
Earnings per diluted common share	1.05	1.06	1.05	1.06	0.86
Return on average assets	1.38%	1.44%	1.44%	1.47%	1.22%
Return on average tangible common shareholders' equity (non-GAAP)	16.88	17.70	18.22	18.88	15.76
Return on average common shareholders’ equity	13.47	14.01	14.31	14.74	12.22
Non-interest income as a percentage of total revenue	23.88	22.12	23.58	23.88	23.31

Asset quality:
Allowance for loan and lease losses	$211,671	$211,389	$212,353	$211,832	$207,322
Nonperforming assets	153,247	164,431	161,617	157,967	146,047
Allowance for loan and lease losses / total loans and leases	1.10%	1.12%	1.15%	1.16%	1.15%
Net charge-offs / average loans and leases (annualized)	0.24	0.21	0.21	0.13	0.19
Nonperforming loans and leases / total loans and leases	0.77	0.84	0.84	0.83	0.78
Nonperforming assets / total loans and leases plus OREO	0.80	0.87	0.87	0.86	0.81
Allowance for loan and lease losses / nonperforming loans and leases	142.97	133.01	137.22	138.76	148.00

Other ratios:
Tangible equity (non-GAAP)	8.82%	8.68%	8.59%	8.41%	8.29%
Tangible common equity (non-GAAP)	8.31	8.16	8.05	7.86	7.75
Tier 1 risk-based capital (a)	12.15	12.17	12.16	11.96	11.74
Total risk-based capital (a)	13.54	13.60	13.63	13.44	13.21
Common equity tier 1 risk-based capital (a)	11.46	11.46	11.44	11.23	10.99
Shareholders’ equity / total assets	10.59	10.50	10.45	10.30	10.21
Net interest margin	3.63	3.74	3.66	3.61	3.57
Efficiency ratio (non-GAAP)	56.09	55.93	56.19	57.41	57.78

Equity and share related:
Common equity	$2,920,180	$2,821,218	$2,741,478	$2,671,161	$2,616,686
Book value per common share	31.74	30.62	29.72	28.96	28.40
Tangible book value per common share (non-GAAP)	25.63	24.51	23.60	22.83	22.25
Common stock closing price	47.77	50.67	49.29	58.96	63.70
Dividends declared per common share	0.40	0.33	0.33	0.33	0.33
Common shares issued and outstanding	92,007	92,125	92,247	92,230	92,151
Weighted-average common shares outstanding - Basic	91,534	91,962	91,971	91,959	91,893
Weighted-average common shares outstanding - Diluted	91,855	92,225	92,202	92,208	92,173

(a) Presented as projected for June 30, 2019 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018
Assets:
Cash and due from banks	$190,828	$167,587	$228,628
Interest-bearing deposits	26,652	53,072	70,654
Securities:
Available for sale	2,978,657	2,977,316	2,780,581
Held to maturity	4,636,707	4,480,160	4,356,219
Total securities	7,615,364	7,457,476	7,136,800
Loans held for sale	19,249	20,615	18,645
Loans and Leases:
Commercial	7,025,506	6,850,942	6,504,521
Commercial real estate	5,224,382	4,991,825	4,580,200
Residential mortgages	4,718,704	4,631,787	4,455,580
Consumer	2,301,291	2,339,736	2,485,695
Total loans and leases	19,269,883	18,814,290	18,025,996
Allowance for loan and lease losses	(211,671)	(211,389)	(207,322)
Loans and leases, net	19,058,212	18,602,901	17,818,674
Federal Home Loan Bank and Federal Reserve Bank stock	118,371	106,674	141,293
Premises and equipment, net	278,227	279,580	127,973
Goodwill and other intangible assets, net	562,214	563,176	566,061
Cash surrender value of life insurance policies	546,963	546,094	537,431
Deferred tax asset, net	73,462	76,576	106,910
Accrued interest receivable and other assets	452,501	364,378	283,668
Total Assets	$28,942,043	$28,238,129	$27,036,737

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,174,806	$4,224,144	$4,151,259
Health savings accounts	6,212,372	6,209,213	5,517,929
Interest-bearing checking	2,636,109	2,560,975	2,637,346
Money market	2,073,006	2,299,229	2,016,453
Savings	4,169,492	4,102,740	4,180,666
Certificates of deposit	3,291,617	3,273,120	2,478,589
Brokered certificates of deposit	41,376	81,507	361,114
Total deposits	22,598,778	22,750,928	21,343,356
Securities sold under agreements to repurchase and other borrowings	956,920	688,065	862,568
Federal Home Loan Bank advances	1,426,656	951,730	1,576,956
Long-term debt	538,379	524,303	225,894
Accrued expenses and other liabilities	356,093	356,848	266,240
Total liabilities	25,876,826	25,271,874	24,275,014
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	2,920,180	2,821,218	2,616,686
Total shareholders’ equity	3,065,217	2,966,255	2,761,723
Total Liabilities and Shareholders' Equity	$28,942,043	$28,238,129	$27,036,737

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2019	2018	2019	2018
Interest income:
Interest and fees on loans and leases	$235,949	$207,820	$464,713	$401,040
Interest and dividends on securities	56,163	52,523	113,441	105,082
Loans held for sale	145	148	293	290
Total interest income	292,257	260,491	578,447	506,412
Interest expense:
Deposits	32,757	20,225	63,777	38,381
Borrowings	17,713	15,256	31,332	28,853
Total interest expense	50,470	35,481	95,109	67,234
Net interest income	241,787	225,010	483,338	439,178
Provision for loan and lease losses	11,900	10,500	20,500	21,500
Net interest income after provision for loan and lease losses	229,887	214,510	462,838	417,678
Non-interest income:
Deposit service fees	43,118	40,859	86,142	81,310
Loan and lease related fees	6,558	6,333	14,377	13,329
Wealth and investment services	8,309	8,456	15,960	16,326
Mortgage banking activities	932	1,235	1,696	2,379
Increase in cash surrender value of life insurance policies	3,650	3,643	7,234	7,215
Other income	13,286	7,848	19,056	16,562
Total non-interest income	75,853	68,374	144,465	137,121
Non-interest expense:
Compensation and benefits	98,527	93,052	196,312	187,817
Occupancy	14,019	15,842	28,715	30,987
Technology and equipment	25,767	24,604	51,464	48,466
Marketing	4,243	4,889	7,571	8,441
Professional and outside services	5,634	4,381	11,682	9,169
Intangible assets amortization	962	962	1,924	1,924
Loan workout expenses	832	844	1,492	1,420
Deposit insurance	4,453	13,687	8,883	20,404
Other expenses	26,203	22,198	48,283	43,446
Total non-interest expense	180,640	180,459	356,326	352,074
Income before income taxes	125,100	102,425	250,977	202,725
Income tax expense	26,451	20,743	52,592	40,818
Net income	98,649	81,682	198,385	161,907
Preferred stock dividends and other	(2,456)	(2,193)	(4,902)	(4,334)
Earnings applicable to common shareholders	$96,193	$79,489	$193,483	$157,573

Weighted-average common shares outstanding - Diluted	91,855	92,173	91,898	92,236

Earnings per common share:
Basic	$1.05	$0.87	$2.11	$1.71
Diluted	1.05	0.86	2.11	1.71

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Interest income:
Interest and fees on loans and leases	$235,949	$228,764	$225,961	$215,448	$207,820
Interest and dividends on securities	56,163	57,278	54,301	52,707	52,523
Loans held for sale	145	148	130	208	148
Total interest income	292,257	286,190	280,392	268,363	260,491
Interest expense:
Deposits	32,757	31,020	27,629	24,397	20,225
Borrowings	17,713	13,619	15,632	13,594	15,256
Total interest expense	50,470	44,639	43,261	37,991	35,481
Net interest income	241,787	241,551	237,131	230,372	225,010
Provision for loan and lease losses	11,900	8,600	10,000	10,500	10,500
Net interest income after provision for loan and lease losses	229,887	232,951	227,131	219,872	214,510
Non-interest income:
Deposit service fees	43,118	43,024	40,272	40,601	40,859
Loan and lease related fees	6,558	7,819	7,914	10,782	6,333
Wealth and investment services	8,309	7,651	8,105	8,412	8,456
Mortgage banking activities	932	764	740	1,305	1,235
Increase in cash surrender value of life insurance policies	3,650	3,584	3,693	3,706	3,643
Other income	13,286	5,770	12,439	7,478	7,848
Total non-interest income	75,853	68,612	73,163	72,284	68,374
Non-interest expense:
Compensation and benefits	98,527	97,785	97,039	96,640	93,052
Occupancy	14,019	14,696	13,974	14,502	15,842
Technology and equipment	25,767	25,697	24,858	24,553	24,604
Marketing	4,243	3,328	4,345	4,052	4,889
Professional and outside services	5,634	6,048	6,201	4,930	4,381
Intangible assets amortization	962	962	962	961	962
Loan workout expenses	832	660	1,150	681	844
Deposit insurance	4,453	4,430	4,651	9,694	13,687
Other expenses	26,203	22,080	21,579	22,770	22,198
Total non-interest expense	180,640	175,686	174,759	178,783	180,459
Income before income taxes	125,100	125,877	125,535	113,373	102,425
Income tax expense	26,451	26,141	26,697	13,700	20,743
Net income	98,649	99,736	98,838	99,673	81,682
Preferred stock dividends and other	(2,456)	(2,187)	(2,172)	(2,213)	(2,193)
Earnings applicable to common shareholders	$96,193	$97,549	$96,666	$97,460	$79,489

Weighted-average common shares outstanding - Diluted	91,855	92,225	92,202	92,208	92,173

Earnings per common share:
Basic	$1.05	$1.06	$1.05	$1.06	$0.87
Diluted	1.05	1.06	1.05	1.06	0.86

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended June 30,
		2019			2018
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$19,030,278	$236,620	4.94%	$17,886,685	$208,490	4.63%
Securities (a)	7,472,731	56,501	3.01	7,142,572	52,277	2.90
Federal Home Loan and Federal Reserve Bank stock	108,244	1,117	4.14	133,114	1,546	4.66
Interest-bearing deposits	50,131	309	2.44	66,339	247	1.47
Loans held for sale	23,210	145	2.49	15,211	148	3.90
Total interest-earning assets	26,684,594	$294,692	4.39%	25,243,921	$262,708	4.13%
Non-interest-earning assets	1,855,077			1,631,032
Total Assets	$28,539,671			$26,874,953

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,266,938	$—	—%	$4,109,165	$—	—%
Health savings accounts	6,223,570	3,066	0.20	5,519,917	2,735	0.20
Interest-bearing checking, money market and savings	8,934,579	13,132	0.59	9,041,286	7,859	0.35
Certificates of deposit	3,323,203	16,559	2.00	2,732,709	9,631	1.41
Total deposits	22,748,290	32,757	0.58	21,403,077	20,225	0.38

Securities sold under agreements to repurchase and other borrowings	788,194	3,904	1.96	869,238	3,998	1.82
Federal Home Loan Bank advances	1,117,285	7,772	2.75	1,399,344	8,471	2.39
Long-term debt (a)	527,713	6,037	4.62	225,863	2,787	4.94
Total borrowings	2,433,192	17,713	2.90	2,494,445	15,256	2.42
Total interest-bearing liabilities	25,181,482	$50,470	0.80%	23,897,522	$35,481	0.59%
Non-interest-bearing liabilities	341,648			223,076
Total liabilities	25,523,130			24,120,598

Preferred stock	145,037			145,037
Common shareholders' equity	2,871,504			2,609,318
Total shareholders' equity	3,016,541			2,754,355
Total Liabilities and Shareholders' Equity	$28,539,671			$26,874,953
Tax-equivalent net interest income		244,222			227,227
Less: tax-equivalent adjustments		(2,435)			(2,217)
Net interest income		$241,787			$225,010
Net interest margin			3.63%			3.57%

(a) For purposes of the yield computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Six Months Ended June 30,
		2019			2018
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$18,771,166	$466,005	4.95%	$17,821,094	$402,354	4.50%
Securities (a)	7,391,290	113,455	3.05	7,150,495	104,766	2.91
Federal Home Loan and Federal Reserve Bank stock	110,617	2,829	5.16	133,177	3,001	4.54
Interest-bearing deposits	52,737	638	2.41	59,563	448	1.50
Loans held for sale	18,358	293	3.19	15,768	290	3.68
Total interest-earning assets	26,344,168	$583,220	4.41%	25,180,097	$510,859	4.04%
Non-interest-earning assets	1,825,418			1,636,345
Total Assets	$28,169,586			$26,816,442

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,229,611	$—	—%	$4,136,115	$—	—%
Health savings accounts	6,182,047	6,015	0.20	5,473,715	5,359	0.20
Interest-bearing checking, money market and savings	8,946,484	25,925	0.58	9,191,181	15,572	0.34
Certificates of deposit	3,284,176	31,837	1.95	2,596,683	17,450	1.35
Total deposits	22,642,318	63,777	0.57	21,397,694	38,381	0.36

Securities sold under agreements to repurchase and other borrowings	693,178	6,656	1.91	872,516	7,638	1.74
Federal Home Loan Bank advances	1,118,155	15,557	2.77	1,355,830	15,752	2.31
Long-term debt (a)	389,210	9,119	4.72	225,831	5,463	4.84
Total borrowings	2,200,543	31,332	2.84	2,454,177	28,853	2.34
Total interest-bearing liabilities	24,842,861	$95,109	0.77%	23,851,871	$67,234	0.57%
Non-interest-bearing liabilities	350,404			226,011
Total liabilities	25,193,265			24,077,882

Preferred stock	145,037			145,099
Common shareholders' equity	2,831,284			2,593,461
Total shareholders' equity	2,976,321			2,738,560
Total Liabilities and Shareholders' Equity	$28,169,586			$26,816,442
Tax-equivalent net interest income		488,111			443,625
Less: tax-equivalent adjustments		(4,773)			(4,447)
Net interest income		$483,338			$439,178
Net interest margin			3.69%			3.51%

(a) For purposes of the yield computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Loan and Lease Balances (actual):
Commercial non-mortgage	$5,948,388	$5,811,309	$5,755,832	$5,724,405	$5,544,685
Asset-based lending	1,077,118	1,039,633	969,171	969,045	959,836
Commercial real estate	5,224,382	4,991,825	4,927,145	4,771,325	4,580,200
Residential mortgages	4,718,704	4,631,787	4,416,637	4,415,063	4,455,580
Consumer	2,301,291	2,339,736	2,396,704	2,441,181	2,485,695
Total Loan and Lease Balances	19,269,883	18,814,290	18,465,489	18,321,019	18,025,996
Allowance for loan and lease losses	(211,671)	(211,389)	(212,353)	(211,832)	(207,322)
Loans and Leases, net	$19,058,212	$18,602,901	$18,253,136	$18,109,187	$17,818,674

Loan and Lease Balances (average):
Commercial non-mortgage	$5,914,710	$5,776,334	$5,754,153	$5,597,831	$5,470,677
Asset-based lending	1,049,403	1,016,069	964,575	944,120	897,564
Commercial real estate	5,079,415	4,930,035	4,862,419	4,620,741	4,549,969
Residential mortgages	4,662,033	4,415,434	4,419,826	4,434,056	4,460,904
Consumer	2,324,717	2,371,302	2,423,414	2,464,094	2,507,571
Total Loan and Lease Balances	19,030,278	18,509,174	18,424,387	18,060,842	17,886,685
Allowance for loan and lease losses	(210,719)	(214,966)	(214,453)	(208,102)	(207,718)
Loans and Leases, net	$18,819,559	$18,294,208	$18,209,934	$17,852,740	$17,678,967

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Nonperforming loans and leases:
Commercial non-mortgage	$56,340	$66,754	$62,265	$58,366	$40,240
Asset-based lending	184	218	224	1,066	1,197
Commercial real estate	10,413	7,449	8,243	7,255	9,606
Residential mortgages	48,104	49,267	49,069	49,348	50,654
Consumer	33,015	35,245	34,949	36,621	38,390
Total nonperforming loans and leases	$148,056	$158,933	$154,750	$152,656	$140,087

Other real estate owned and repossessed assets:
Commercial non-mortgage	$1,307	$861	$407	$83	$148
Residential mortgages	2,012	2,769	4,679	3,944	3,271
Consumer	1,872	1,868	1,781	1,284	2,541
Total other real estate owned and repossessed assets	$5,191	$5,498	$6,867	$5,311	$5,960
Total nonperforming assets	$153,247	$164,431	$161,617	$157,967	$146,047

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Past due 30-89 days:
Commercial non-mortgage	$4,438	$19,152	$2,615	$6,186	$7,508
Asset-based lending	—	—	—	—	—
Commercial real estate	2,665	2,283	1,514	2,746	719
Residential mortgages	10,844	12,865	12,789	14,499	10,861
Consumer	13,949	16,174	17,324	15,631	14,354
Total past due 30-89 days	31,896	50,474	34,242	39,062	33,442
Past due 90 days or more and accruing	410	—	104	139	62
Total past due loans and leases	$32,306	$50,474	$34,346	$39,201	$33,504

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Beginning balance	$211,389	$212,353	$211,832	$207,322	$205,349
Provision	11,900	8,600	10,000	10,500	10,500
Charge-offs:
Commercial non-mortgage	5,657	7,837	10,239	876	5,523
Asset-based lending	—	—	289	—	174
Commercial real estate	2,473	973	22	1,922	40
Residential mortgages	2,154	251	910	874	754
Consumer	4,098	3,972	4,384	4,863	4,907
Total charge-offs	14,382	13,033	15,844	8,535	11,398
Recoveries:
Commercial non-mortgage	464	569	2,993	376	749
Asset-based lending	—	229	21	66	174
Commercial real estate	33	6	7	143	9
Residential mortgages	295	178	1,137	133	325
Consumer	1,972	2,487	2,207	1,827	1,614
Total recoveries	2,764	3,469	6,365	2,545	2,871
Total net charge-offs	11,618	9,564	9,479	5,990	8,527
Ending balance	$211,671	$211,389	$212,353	$211,832	$207,322

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Efficiency ratio:
Non-interest expense (GAAP)	$180,640	$175,686	$174,759	$178,783	$180,459
Less: Foreclosed property activity (GAAP)	(55)	(253)	191	(309)	(106)
Intangible assets amortization (GAAP)	962	962	962	961	962
Other expenses (non-GAAP)	—	7	320	2,959	8,599
Non-interest expense (non-GAAP)	$179,733	$174,970	$173,286	$175,172	$171,004
Net interest income (GAAP)	$241,787	$241,551	$237,131	$230,372	$225,010
Add: Tax-equivalent adjustment (non-GAAP)	2,435	2,338	2,407	2,172	2,217
Non-interest income (GAAP)	75,853	68,612	73,163	72,284	68,374
Other (non-GAAP)	354	342	282	308	359
Less: Gain on the sale of banking centers (GAAP)	—	—	4,596	—	—
Income (non-GAAP)	$320,429	$312,843	$308,387	$305,136	$295,960
Efficiency ratio (non-GAAP)	56.09%	55.93%	56.19%	57.41%	57.78%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$98,649	$99,736	$98,838	$99,673	$81,682
Less: Preferred stock dividends (GAAP)	1,969	1,969	1,969	1,968	1,969
Add: Intangible assets amortization, tax-effected (GAAP)	760	760	760	759	760
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$97,440	$98,527	$97,629	$98,464	$80,473
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$389,760	$394,108	$390,516	$393,856	$321,892
Average shareholders' equity (non-GAAP)	$3,016,541	$2,935,653	$2,853,176	$2,796,809	$2,754,355
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	562,679	563,646	564,601	565,559	566,522
Average tangible common shareholders' equity (non-GAAP)	$2,308,825	$2,226,970	$2,143,538	$2,086,213	$2,042,796
Return on average tangible common shareholders' equity (non-GAAP)	16.88%	17.70%	18.22%	18.88%	15.76%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Tangible equity:
Shareholders' equity (GAAP)	$3,065,217	$2,966,255	$2,886,515	$2,816,198	$2,761,723
Less: Goodwill and other intangible assets (GAAP)	562,214	563,176	564,137	565,099	566,061
Tangible shareholders' equity (non-GAAP)	$2,503,003	$2,403,079	$2,322,378	$2,251,099	$2,195,662
Total assets (GAAP)	$28,942,043	$28,238,129	$27,610,315	$27,346,317	$27,036,737
Less: Goodwill and other intangible assets (GAAP)	562,214	563,176	564,137	565,099	566,061
Tangible assets (non-GAAP)	$28,379,829	$27,674,953	$27,046,178	$26,781,218	$26,470,676
Tangible equity (non-GAAP)	8.82%	8.68%	8.59%	8.41%	8.29%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,503,003	$2,403,079	$2,322,378	$2,251,099	$2,195,662
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,357,966	$2,258,042	$2,177,341	$2,106,062	$2,050,625
Tangible assets (non-GAAP)	$28,379,829	$27,674,953	$27,046,178	$26,781,218	$26,470,676
Tangible common equity (non-GAAP)	8.31%	8.16%	8.05%	7.86%	7.75%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,357,966	$2,258,042	$2,177,341	$2,106,062	$2,050,625
Common shares outstanding	92,007	92,125	92,247	92,230	92,151
Tangible book value per common share (non-GAAP)	$25.63	$24.51	$23.60	$22.83	$22.25

Core deposits:
Total deposits	$22,598,778	$22,750,928	$21,858,845	$21,997,623	$21,343,356
Less: Certificates of deposit	3,291,617	3,273,120	2,961,564	2,746,884	2,478,589
Brokered certificates of deposit	41,376	81,507	234,982	348,368	361,114
Core deposits (non-GAAP)	$19,265,785	$19,396,301	$18,662,299	$18,902,371	$18,503,653